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                               I-LINK INCORPORATED

                                2001 STOCK OPTION
                          AND APPRECIATION RIGHTS PLAN



                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE



         Section 1.1 I-Link Incorporated, a Florida corporation (the "Company"), hereby establishes an equity incentive plan to be named the 2001 Stock Option and Appreciation Rights Plan (the "2001 Plan" or "Plan").

         Section 1.2 The purpose of the 2001 Plan is to induce persons who are officers, directors, employees and consultants of the Company or any of its subsidiaries who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company's progress, and to encourage such persons to continue to promote the best interests of the Company. The 2001 Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to be issued to such persons who are employees or officers, as well as options which do not so qualify ("Non-Qualified Options") to be issued to officers, directors, employees and consultants.

         Section 1.3 This Plan shall be governed by, and construed in accordance with, the laws of the State of Florida.

         Section 1.4 All stock options and SARs, granted by the Company on or after the date that this 2001 Plan has been approved or adopted by the Company's stockholders, shall be governed by the terms and conditions of this 2001 Plan unless the terms of such option or SAR specifically indicate that it is not to be governed by this 2001 Plan.

                                   ARTICLE II

                                 ADMINISTRATION



         Section 2.1 All determinations under the 2001 Plan concerning the selection of persons eligible to receive awards under the 2001 Plan and with respect to the timing, pricing and amount of a grant or award under this 2001 Plan shall be made by the administrator (the "Administrator") of the 2001 Plan. The Administrator shall be either (a) the Company's Board of Directors (the "Board"), or (b) in the discretion of the Board, a committee (the "Committee") that is composed solely of two or more members of the Board. In the event the Committee is the Administrator, the Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. In such case, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. With respect to persons subject to
Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), transactions under this 2001 Plan are intended to comply with all applicable conditions of Rule 16b-3 ("Rule 16b-3") or its successor under the Exchange Act, as such may be amended from time to time. To the extent any provision of the 2001 Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.


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         Section 2.2 The provisions of this 2001 Plan relating to Incentive
Options are intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder ("Section 422"). In the event any future statute or regulation shall modify Section 422, this 2001 Plan shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Incentive Option granted pursuant to this 2001 Plan outstanding and unexercised at the time that any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to the optionee. Any stock option agreement relating to an Incentive Option shall provide that the optionee hold his stock received upon exercise of such Incentive Option for a minimum of two years from the date of grant of the Incentive Option and one year from the date of the exercise of such Incentive Option absent the written approval, consent or waiver of the Committee.

         Section 2.3 All determinations made by the Administrator with respect to award grants to: (i) the chief executive officer of the Company or an individual acting in that capacity; (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or (iii) an individual reasonably deemed likely, in the judgment of the Board of Directors or the Committee, to become an employee described in clause (i) or (ii) of this paragraph within the exercise period of any contemplated option, shall be made only by those directors who qualify as an "outside director" within the meaning of Treasury Regulation Sect. 1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"), under the Code, and all other directors must abstain from making any such award determinations. This limitation is subject to adjustment at the Board's discretion pursuant to Article IX herein. This limitation shall be calculated by including the number of shares of Common Stock underlying the exercise of any Option granted pursuant to this Plan (if any).

         Section 2.4 If any provision of this 2001 Plan is determined to disqualify the shares purchasable pursuant to the Incentive Options granted under this 2001 Plan from the special tax treatment provided by Section 422, such provision shall be deemed to incorporate by reference the modification required to qualify the shares for said tax treatment.

         Section 2.5 The Company shall grant Incentive Options and Non-Qualified Options (collectively, "Options") and SARs under the 2001 Plan in accordance with determinations made by the Board or the Committee pursuant to the provisions of the 2001 Plan. All Options shall be evidenced by a Stock Option Agreement and all SARs shall be evidenced by a Stock Appreciation Rights Agreement (which may or may not be incorporated into a Stock Option Agreement at the sole discretion of the Administrator). All Options granted pursuant to the 2001 Plan shall be clearly identified as Incentive Options or Non-Qualified Options. The Board or the Committee may from time to time adopt (and thereafter amend or rescind) such rules and regulations for carrying out the 2001 Plan and take such action in the administration of the 2001 Plan, not inconsistent with the provisions hereof, as it shall deem proper. The Board or, subject to the supervision of the Board, the Committee, shall have plenary discretion, subject to the express provisions of this 2001 Plan, to determine which officers, directors, employees and consultants shall be granted Options, the number of shares subject to each Option, the time or times when an Option may be exercised (whether in whole or in installments), the terms and provisions of the respective Option agreements (which need not be identical), including such terms and provisions which may be amended from time to time as shall be required, in the judgment of the Board or the Committee, to conform to any change in any law or regulation applicable hereto, and whether SARs hereto shall be granted pursuant to Article VIII; and to make all other determinations deemed necessary or advisable for the administration of the 2001 Plan. The interpretation and construction of any provisions of the 2001 Plan by the Board or the Committee (unless otherwise determined by the Board) shall be final, conclusive and binding upon all persons.

         Section 2.6 No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the 2001 Plan or any Option or SAR granted under it. A member of the Board or the Committee shall be indemnified by the Company, pursuant to the


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Company's By-Laws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against such member claiming any rights or remedies due to such member's participation in the administration of the 2001 Plan.

                                   ARTICLE III

           TOTAL NUMBER OF SHARES AVAILABLE TO BE OPTIONED OR GRANTED

         Section 3.1 There shall be reserved for issuance or transfer upon exercise of Options, to be granted from time to time under this 2001 Plan, an aggregate of 14,000,000 shares of Common Stock, $.001 par value per share, of the Company (subject to adjustment as provided in Article X hereof). The shares issued by the Company under the 2001 Plan may be either Treasury shares or authorized but unissued shares, as the Board from time to time may determine.

         Section 3.2 In the event that any outstanding Options under the 2001 Plan for any reason should expire or are terminated without having been exercised in full; or shares of Common Stock subject to Options are surrendered in whole or in part pursuant to SARs granted under Article VIII hereof (except to the extent that shares of Common Stock are paid to the holder of the Option upon such surrender) should be returned to Treasury, the unpurchased shares subject to such Option and any such surrendered shares or shares returned to Treasury may again be available for transfer under the 2001 Plan.

         Section 3.3 No Options or SARs shall be granted pursuant to this 2001 Plan to any optionee after the tenth anniversary of the earlier of the date that this 2001 Plan is adopted by the Board or the date that this 2001 Plan is approved by the Company's stockholders.



                                   ARTICLE IV

                                   ELIGIBILITY



         Section 4.1 Non-Qualified Options and SARs may be granted pursuant to this 2001 Plan only to officers, directors, employees and consultants of the Company or any of its subsidiaries, as selected by the Board or the Committee, and Incentive Options may be granted pursuant to this 2001 Plan only to officers, directors who are also employees, and employees of the Company or any of its subsidiaries, as selected by the Committee. Persons granted Options and/or SARs pursuant to this 2001 Plan are hereinafter referred to as "Optionees." For purposes of determining who is an employee with respect to eligibility for Incentive Options, Section 422 shall govern. The Board or the Committee may determine in its sole discretion that any person who would otherwise be eligible to be granted Options and SARs, shall, nonetheless, be ineligible to receive any award under this 2001 Plan.

         Section 4.2 The Board or the Committee will, in its discretion, determine the persons to be granted Options or SARs, the time or times at which Options or SARs shall be granted; with respect to Options, the number of shares subject to each Option; the terms of a vesting or forfeiture schedule, if any, the type of Option issued, the period during which any such options may be exercised; the manner in which Options may be exercised and all other terms and conditions of the Options; provided, however, no Option or SAR will be made which has terms or conditions inconsistent with this 2001 Plan. Relevant factors in making such determinations may include the value of the services rendered by the respective Optionee, his present and potential contributions to the Company, and such other factors which are deemed relevant in accomplishing the purpose of the 2001 Plan.


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                                    ARTICLE V

                         TERMS AND CONDITIONS OF OPTIONS

         Section 5.1 Each Option granted under the 2001 Plan shall be evidenced by a STOCK OPTION AGREEMENT in a form not inconsistent with the 2001 Plan, provided that the following terms and conditions shall apply:

                  (a) The price at which each share of Common Stock covered by an Option may be purchased ("OPTION EXERCISE PRICE") shall be set forth in the Stock Option Agreement and shall be determined by the Board or the Committee, provided that the OPTION EXERCISE PRICE for any Incentive Option shall not be less than the "FAIR MARKET VALUE" OF THE COMMON STOCK AT THE TIME OF GRANT AS DEFINED IN SECTION 6.1(B). Notwithstanding the foregoing, if an Incentive Option to purchase shares is granted pursuant to this 2001 Plan to an Optionee who, on the date of the grant, directly or indirectly owns more than 10% of the voting power of all classes of stock of the Company or its parent or subsidiary, not including the stock obtainable under the Option, the minimum Option Exercise Price of such Option shall be not less than 110% of the "FAIR MARKET VALUE" of the stock on the date of grant.

                  (b) The "FAIR MARKET VALUE" shall be determined by the Board or the Committee, which determination shall be binding upon the Company and its officers, directors, employees and consultants. The determination of the Fair Market Value shall be based upon the following methodology: (i) if the Common Stock is not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the Common Stock published by a recognized stock quotation service, on the basis of the recent purchases and sales of the Common Stock in arms-length transactions; or (ii) if the Common Stock is not then listed and traded upon a recognized securities exchange or quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), and there are reports of stock prices by a recognized quotation service, on the basis of quotations for such stock, based upon the average of the closing bid prices of the Common Stock for the five most recent trading days preceding the date of grant ("Five-Day Average"); or (ii) if the Common Stock shall then be listed and traded upon a recognized securities exchange or quoted on Nasdaq, upon the basis of the Five-Day Average preceding the date of grant on such recognized securities exchange; or, if the Common Stock was not traded on such date, upon the basis of the Five-Day Average nearest preceding that date. In the absence of any of the above-referenced evidence of Fair Market Value, the Board or the Committee shall consider such other factors relating to the Fair Market Value of the Common Stock, as it shall deem appropriate.

                  (c) For the purpose of determining whether an Optionee owns more than 10% of the voting power of all classes of stock of the Company, an Optionee is considered to own those shares which are owned directly or indirectly through brothers and sisters (including half-blooded siblings), spouse, ancestors and lineal descendants; and proportionately as a stockholder of a corporation, a partner of a partnership, and/or a beneficiary of a trust or an estate that owns shares of the Company.

                  (d) Notwithstanding any other provision of this 2001 Plan, in accordance with the provisions of Section 422(d) of the Code, to the extent that the aggregate Fair Market Value (determined at in accordance with Section 5.1(b)) of the stock of the Company with respect to which Incentive Options (without reference to this provision) are exercisable for the first time by any individual in any calendar year under any and all stock option plans of the Company, its subsidiary corporations and its parent (if any) exceeds $100,000, such Options shall be treated as Non-Qualified Options.

                  (e) An Optionee may, in the Board or the Committee's discretion, be granted more than one Incentive Option or Non-Qualified Option during the duration of this 2001 Plan, and may be


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          issued a combination of Non-Qualified Options and Incentive Options;
          provided that non-employees are not eligible to receive Incentive Options.

                  (f) The duration of any Option and any right or SAR related to the Option shall be within the sole discretion of the Board or the Committee; provided, however, that any Incentive Option granted to a 10% or less stockholder or any Non-Qualified Option shall, by its terms, be exercised within ten years after the date the Option is granted and any Incentive Option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the Option is granted.

                  (g) Any Option and any right or SAR related thereto shall not be transferable by the Optionee other than by will, or by the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee.

                  (h) At least six months shall elapse from the date on which an Option is granted to a director, officer or beneficial owner of more than 10% of the outstanding Common Stock under this 2001 Plan by the Board (or the Committee) to the date on which any share of Common Stock underlying such Option is sold or any SAR associated with such Option is exercised, unless the Board or the Committee otherwise consents in writing.

                  (i) In the event that stockholder approval of the 2001 Plan is not obtained within one year of the adoption of the 2001 Plan by the Board or within such other time period required under Section 422 and the regulations thereunder, all Options issued and issuable hereunder shall automatically be deemed to be Non-Qualified Options.

                  (j) The Committee may impose such other conditions with respect to the exercise of options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

                                   ARTICLE VI

                        EMPLOYMENT OR SERVICE OF OPTIONEE

         Section 6.1 If the employment or service of an Optionee is terminated for cause, any vested or unvested Options, or rights to Options (collectively referred to herein as "Option Rights"), SARs, if any, of such Optionee under any then outstanding Non-Qualified or Incentive Option shall terminate immediately. Unless the Board or the Committee determines to define "cause" differently and such definition is set forth in the Stock Option Agreement, "cause" shall mean incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, unauthorized disclosure of customer lists, product lines, processes or trade secrets of the Company, individually or as an employee, partner, associate, officer or director of any organization. The determination of the existence and the proof of "cause" shall be made by the Board or the Committee and, subject to the review of any determination made by the Committee by the Board, such determination shall be binding on the Optionee and the Company.

         Section 6.2 If the employment or service of the Optionee is terminated by either the Optionee or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the Option Rights, and SARs, if any, of such Optionee under any then outstanding Non-Qualified Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option at the date of such termination. With respect to Incentive Options, such Options shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option, or within three months after the date of such


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termination, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option at the date of such termination.

         Section 6.3 In the case of an Optionee who becomes disabled, as defined by Section 22(e)(3) of the Code, the Option rights of such Optionee under any then outstanding Incentive Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or, in the case of an Incentive Option, within three months after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option, and SARs if any, at the date of such termination. With respect to any then outstanding Non-Incentive Options, the Option rights of such Optionee shall, subject to the provisions of Section 6.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option, or within three months after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option, and SARs, if any, at the date of such termination.

         Section 6.4 In the event of the death of an Optionee, the Option rights of such Optionee under any then outstanding Incentive Option shall be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Option or within three years after the date of death, whichever period is shorter; but only to the extent of the vested right to exercise the Option and SARs, if any, at such time. With respect to any then Non-Incentive Options, the Option rights exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by person or persons, at any time prior to the expiration of the Option, or within three months after the date of death, but only to the extent of the vested right to exercise the Option, and SARs, if any, at such time. If a person or estate acquires the right to exercise a Non-Qualified or Incentive Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option, and may require such consents and releases of taxing authorities, as the Committee may deem advisable.

         Section 6.5 In addition to the requirements set forth in the 2001 Plan, the Committee or the Board may set such other targets, restrictions or other terms relating to the employment or service of the Optionee, including but not limited to a requirement that an employee must be continuously employed by the Company for such period of time as the Board or Committee, in its discretion, deems advisable before the right to exercise any portion of an Option granted to such employee will accrue, which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of an Option and/or SARs, if any, granted to any Optionee.

         Section 6.6 Options and/or SARs, if any, granted under the 2001 Plan shall not be affected by any change of duties or position, so long as the Optionee continues in the service of the Company.

         Section 6.7 Nothing contained in the 2001 Plan, or in any Option and/or SARs, if any, granted pursuant to the 2001 Plan, shall confer upon any Optionee any right with respect to continuance of employment or service by the Company nor interfere in any way with the right of the Company to terminate the Optionee's employment or service or change the Optionee's compensation at any time.

                                   ARTICLE VII

                               EXERCISE OF OPTIONS

         Section 7.1 Except as provided in this Article VIII, an Option shall be exercised by tender to the Company of the total Option Exercise Price of the shares with respect to which the Option is exercised and written notice of the exercise. The right to purchase shares shall be cumulative so that, once the right to purchase any shares has vested, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. A partial exercise of an Option shall not


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affect the right of the Optionee to exercise the Option from time to time, in accordance with the 2001 Plan, as to the remaining number of shares subject to the Option. The Option Exercise Price of the shares shall be in United States dollars, payable in cash or by certified bank check. Notwithstanding the foregoing, in lieu of cash, an Optionee may, with the approval of the Board or the Committee, exercise his Option by tendering to the Company shares of the Common Stock of the Company owned by him and having an aggregate Fair Market Value at least equal to the total Option Exercise Price or part or all of one or more Options to purchase Common Stock of the Company for which the aggregate Fair Market Value of the Common Stock underlying exercise of the Option shall be at least equal to the Option Exercise Price. The Fair Market Value of any shares of Common Stock so surrendered shall be determined by the Board or the Committee by application of the methodology set forth in Section 5.1(b) hereof; except that the term "date of surrender" shall be substituted for the term "date of grant" in applying such Section 5.1(b).

         Section 7.2 Except as provided in Article VI, an Option may not be exercised unless the holder thereof is an officer, director, employee or consultant of the Company at the time of exercise.

         Section 7.3 No Optionee, or Optionee's executor, administrator, legatee, distributee or other permitted transferee, shall be deemed to be a holder of any shares subject to an Option for any purpose whatsoever unless and until a stock certificate or certificates for such are issued to such person(s) under the terms of the 2001 Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article IX hereof.

         Section 7.4 If (i) the listing, registration or qualification of the Options issued hereunder, or of any securities that may be purchased upon exercise of such Options (the "Subject Securities") upon any securities exchange or quotation system, or under federal or state law is necessary as a condition of or in connection with the issuance or exercise of the Options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance or exercise of the Options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an Option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register, or qualify the Options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance.

         Section 7.5 An Optionee may be required to represent to the Company as a condition of his exercise of Options issued under this 2001 Plan: (i) that the Subject Securities acquired upon Option exercise are being acquired by him for investment and not with a view to distribution or resale, unless counsel for the Company is then of the view that such a representation is not necessary and is not required under the Securities Act of 1933, as amended, (the "Securities Act") or any other applicable statute, law, regulation or rule; and (ii) that the Optionee shall make no exercise or disposition of an Option or of the Subject Securities in contravention of the Securities Act, the Exchange Act or the rules and regulations thereunder. Optionees may also be required to provide (as a condition precedent to exercise of an Option) such documentation as may be reasonably requested by the Company to assure compliance with applicable law and the terms and conditions of the 2001 Plan and the subject Option.

                                  ARTICLE VIII

                            STOCK APPRECIATION RIGHTS

         Section 8.1 The Board or the Committee may, in its discretion, grant in connection with any Option, at any time prior to the exercise thereof, SARs to surrender all or part of the Option to the extent that such Option is exercisable and receive in exchange an amount payable in cash, shares of the


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Company's Common Stock or a combination thereof, as determined by the Board or the Committee, equal to the difference between the then Fair Market Value of the shares (valued at the then Fair Market Value, in accordance with the methodology set forth in Section 5.1(b), except that the term "date of surrender" shall be substituted for the term "date of grant,") issuable upon the exercise of the Option or portions thereof surrendered and the Option Exercise Price payable upon the exercise of the Option or portions thereof surrendered (the "Spread"). Such SARs may be granted only under the following conditions: (a) the SARs will expire no later than the expiration of the underlying Option; (b) the SARs may be for no more than one hundred percent ("100%)"of the Spread; (c) the SARs are transferable only when the underlying Option is transferable, and under the same conditions; (d) the SARs may be exercised only when the underlying Option is eligible to be exercised; (e) the SARs may be exercised only when the Spread is positive, i.e., when the Fair Market Value of the Common Stock subject to the Option exceeds the Option Exercise Price; and (f) any SARs granted to an Optionee shall be subject to all terms, conditions and provisions governing the Options, as expressed in the 2001 Plan and in the Option agreement issued to such Optionee pursuant to the 2001 Plan.

         Section 8.2 Each grant of an SAR under the Plan shall be evidenced by a Stock Appreciation Rights Agreement between the Optionee and the Company, which may either be a separate agreement between the Company and the Optionee, or may be incorporated into an Option Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article IX.

         Section 8.3 Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and the SAR Agreement may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an Incentive Option only at the time of grant but may be included in an Non-Qualified Option at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of certain conditions that are determined in the sole discretion of the Board or the Committee.

         Section 8.4 Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price

                                   ARTICLE IX

                    CHANGE IN NUMBER OF OUTSTANDING SHARES OF
                    STOCK, ADJUSTMENTS, REORGANIZATIONS, ETC.

         Section 9.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment may be made by the Board or the Committee in the number and kind of shares for the purchase of which Options may be granted under the 2001 Plan, including the maximum number that may be granted to any one person. In addition, the Administrator may make appropriate adjustments in the number and kind of shares as to


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which outstanding Options, and, to the extent granted, SARs in connection therewith, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence to the unexercised portion of the Option, and to the extent granted, SARs in connection therewith, and with a corresponding adjustment in the Option Exercise Price per share. Any such adjustment made by the Administrator shall be conclusive.

         Section 9.2 The grant of an Option and/or any SARs granted in connection therewith, pursuant to the 2001 Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         Section 9.3 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject Options and/or any SARs granted in connection therewith, are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to an association, person, party, corporation, partnership, or control group as that term is construed for purposes of the Exchange Act, the 2001 Plan shall terminate, and all Options, and any SARs granted in connection therewith, theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the 2001 Plan and/or for the assumption of Options and/or any SARs granted in connection therewith, theretofore granted, or the substitution for such Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the 2001 Plan and Options, and/or any SARs granted in connection therewith, theretofore granted shall continue in the manner and under the terms so provided. If the 2001 Plan and unexercised Options, and /or any SARs granted in connection therewith, shall terminate pursuant to the foregoing sentence, all persons owning any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for this Section 10.3 not yet be exercisable; except that the exercise of any SARs after such termination shall be allowed solely at the discretion of the Board.

                                    ARTICLE X

                                WITHHOLDING TAXES



         Section 10.1 General. To the extent required by applicable federal, state, local or foreign law, an Optionee or his successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

         Section 10.2 Share Withholding. The Committee may permit an Optionee to satisfy all or part of his withholding or income tax obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value in accordance with the methodology set forth in Section 5.1 (b) hereof, except that the term "date of surrender" shall be substituted for the term "date of grant" in applying such methodology.

                                   ARTICLE XI

                       DURATION, AMENDMENT AND TERMINATION



         Section 11.1 The Board may at any time terminate the 2001 Plan or make such amendments thereto as it shall deem advisable and in the best interests of the Company, without action on the part of the stockholders of the Company unless such approval is required pursuant to applicable law; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, affect or impair the rights of such individual under such Option. Pursuant to Section 422(b)(2) of the Code, no Incentive Option may be granted pursuant to this 2001 Plan more than ten years from the date the 2001 Plan is adopted or the date the 2001 Plan is approved by the stockholders of the Company, whichever is earlier.

                                   ARTICLE XII

                                  RESTRICTIONS

         Section 12.1 Any shares issued pursuant to the 2001 Plan shall be subject to such restrictions on transfer and limitations as shall, in the opinion of the Board or the Committee, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof or any other applicable law. In addition, the Board or the Committee may in any Stock Option Agreement and/or SAR impose such other restrictions upon the exercise of an Option or upon the sale or other disposition of the shares of Common Stock deliverable upon exercise thereof as the Board or the Committee may, in its sole discretion, determine, including but not limited to provisions which allow the Company to reacquire such shares at their original purchase price if the Optionee's employment terminates within a stated period after the acquisition of such shares. By accepting an award pursuant to the 2001 Plan each Optionee shall thereby agree to any such restrictions.

         Section 12.2 Any certificate issued to evidence shares issued pursuant to an Option shall bear such legends and statements as the Board or counsel to the Company shall deem advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. No shares will be delivered under the 2001 Plan until the Company has obtained such consents or approvals from such regulatory bodies of the United States government or any state or jurisdiction thereof as the Board or counsel to the Company deems necessary or advisable.

                                  ARTICLE XIII

                              FINANCIAL ASSISTANCE

         Section 13.1 The Company is vested with authority under this 2001 Plan, at the discretion of the Board, to assist any employee to whom an Option is granted hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board. Any such assistance shall comply with the requirements of Regulation G promulgated by the Board of the Federal Reserve System, as amended from time to time, and any other applicable law, rule or regulation.

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                                   ARTICLE XIV

                              APPLICATION OF FUNDS

         Section 14.1 The proceeds received by the Company from the sale of stock pursuant to the exercise of Options under the 2001 Plan are to be added to the general funds of the Company and used for its corporate purposes as determined by the Board.

                                   ARTICLE XV

                              EFFECTIVENESS OF PLAN

         Section 15.1 This 2001 Plan shall become effective upon adoption by the Board, and Options may be issued hereunder from and after that date subject to the provisions of Section 3.3. This 2001 Plan must be approved by the Company's stockholders in accordance with the applicable provisions (relating to the issuance of stock or Options) of the Company's governing documents and state law or, if no such approval is prescribed therein, by the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a majority of all the Company's outstanding voting stock is present and voting (in person or by proxy) or, without regard to any required time period for approval, by any other method permitted by Section 422 and the regulations thereunder. If such stockholder approval is not obtained within one year of the adoption of the 2001 Plan by the Board or within such other time period required under Section 422 and the regulations thereunder, this 2001 Plan shall remain in force, provided however, that all Options issued and issuable hereunder shall automatically be deemed to be Non-Qualified Options.

                                      *****

         IN WITNESS WHEREOF, pursuant to the adoption of this 2001 Plan by the Board of Directors of the Company, this 2001 Plan is hereby executed effective as of this 4th day of June, 2001.

                                          I-LINK INCORPORATED

                                          -------------------------------------
                                          Gary J. Wasserson
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:

-------------------------------------
David E. Hardy, Esq.
SECRETARY